Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Perspecta Inc. of our report dated March 16, 2018 relating to the combined financial statements of Vencore Holding Corp. and KGS Holding Corp., which appears in Perspecta Inc.’s Amendment No. 3 to Registration Statement on Form 10.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

McLean, VA

May 31, 2018